                                                                     EXHIBIT 2.2

                              AMENDMENT NO. 1 TO
                           STOCK PURCHASE AGREEMENT

     AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT dated as of June 17, 1999 (the "Agreement"), by and among SKYNET HOLDINGS, INC., a Delaware corporation ("SkyNet"), PONY EXPRESS DELIVERY SERVICES, INC., a Delaware corporation ("PX"), MUSTANG HOLDINGS, INC., a Kansas corporation, (the "Stockholder"), GREENSTREET PONY PARTNERS, LLC ("GPP"), a Missouri limited liability company, MUSTANG INVESTMENT PARTNERS ("MIP" and, collectively with GPP, the "Mustang Stockholders"), a Kansas limited liability company; C.M. "CONNIE" CARSON AND DIANA CARSON, AS TRUSTEES OF THE CARSON FAMILY TRUST (the "Carson Trust") and RICHARD L. WILLIAMS ("Williams").

                                  WITNESSETH
                                  ----------

     WHEREAS, SkyNet, PX, Stockholder, GPP, MIP, the Carson Trust and Williams are parties to that certain Stock Purchase Agreement dated as of May 27, 1999 (the "Stock Purchase Agreement") which provides, inter alia, for the acquisition by SkyNet of all of the issued and outstanding common stock of PX from the Stockholders; and;

     WHEREAS, the parties desire to amend certain provisions of the Stock Purchase Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

     1.   Indemnification Respecting Certain Claims.
          -----------------------------------------
     Section 12.4.1 of the Stock Purchase Agreement shall be amended by adding to the end thereof the following:

          Notwithstanding the foregoing, the SkyNet Indemnified Parties shall be entitled to recover for any Damages suffered in connection with or arising out of the following, without regard to the Damage Threshold described in this subsection 12.4.1:

               12.4.1.1 Damages suffered by the SkyNet Indemnified Parties or obligations or liabilities attributable to or incurred by PX for matters described on Schedule 3.10 (Environmental Matters) disclosed thereon, but only to the extent such Damages and obligations exceed $150,000; and

               12.4.1.2 Damages suffered by the SkyNet Indemnified Parties and obligations or liabilities attributable to or incurred by PX on account of any of the matters described on Schedule 3.17 hereto (Litigation) or in item 1 of Schedule 3.18.1 hereto (Labor Agreements or Violations), but only to the extent such Damages, obligations and liabilities exceed $275,000.

               12.4.1.3 Damages suffered by the SkyNet Indemnified Parties or obligations or liabilities attributable to or incurred by PX for matters described on Schedule 3.19 hereof (Employee Benefit Plans) for matters related to Pony Express' obligation to make contributions to its Retirement Savings Plan for the period from June 1, 1998 through the Closing Date, but only to the extent such Damages and obligations exceed $275,000;

     2.   Miscellaneous.
          -------------

     Except as set forth in this Amendment, the remainder of the Stock Purchase Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Agreement to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written.

                              SKYNET HOLDINGS, INC.,
                              a Delaware corporation


                              By:   /s/ Vjekoslav Nizic
                                  ----------------------------------------------
                                       Vjekoslav Nizic
                                       President and Chief Executive Officer


                              PONY EXPRESS DELIVERY SERVICES, INC.
                              a Delaware corporation

                              By: /s/ Richard L. Williams
                                  ----------------------------------------------


                              MUSTANG HOLDINGS, INC.
                              a Kansas corporation


                              By: ______________________________________________
                              Name: Terry Matlack
                              Title: Chairman


                              GREENSTREET PONY PARTNERS, LLC
                              a Missouri limited liability company


                              By:  /s/ Terry Matlack
                                  ----------------------------------------------
                              Name: Terry Matlack
                              Title: Manager

                     SIGNATURES CONTINUE ON FOLLOWING PAGE

                    SIGNATURES CONTINUED FROM PREVIOUS PAGE


                              MUSTANG INVESTMENT PARTNERS, LLC
                              a Kansas limited liability company


                              By:  Merit Capital Management, Inc.,
                                      its Manager


                              By:  /s/ Michael J. Meyer
                                   ---------------------------------------------
                              Name: Michael J. Meyer
                              Title: President


                              CARSON FAMILY TRUST


                              By:   /s/ C.M. "Connie" Carson
                                  ----------------------------------------------
                                       C.M. "Connie" Carson
                                       Trustee


                              By:   /s/ Diana Carson
                                  ----------------------------------------------
                                       Diana Carson
                                       Trustee


                               /s/ Richard L. Williams
                              --------------------------------------------------
                              RICHARD L. WILLIAMS